EXHIBIT 99.1

F O R I M M E D I A T E R E L E A S E	Media Contact: Bob Hetherington 901.682.1360 bhether@earthlink.net Financial Contact: Randall Brown 901.259.2500 rbrown@edrtrust.com

Education Realty Trust Declares Quarterly Cash Dividend

Memphis, Tennessee, July 11, 2005 – Education Realty Trust, Inc. (NYSE: EDR), America’s most experienced provider of collegiate student housing, today announced that its board of directors has declared a cash dividend of $0.30 per share of common stock for the quarter ended June 30, 2005. The dividend is payable on August 8, 2005 to stockholders of record at the close of business on July 18, 2005.

“We are pleased to remain on track with the business plan we outlined when we became a public company early in the year,” said Paul O. Bower, EDR president, chairman and CEO, “and we are pleased to be on track with our 2005 target of $1.09 per share in dividends for the company’s first 11 months (Feb. 1 through Dec. 31) as public company.”

About Education Realty Trust
Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 28,500 beds at 42 properties near campuses across America and developing another 4,851 beds. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation’s most experienced provider of collegiate student housing, as the successor to the first national company to own, build, and operate collegiate student residences. For more information about EDR, please visit the Company’s web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of EDR’s annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

-#-